UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2007

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities

On January 22, 2007, the Board of Directors of Renovis, Inc. (the “Company”) committed the Company to a restructuring plan in which the Company would reduce its workforce by approximately 40 percent of its positions with the intention of significantly reducing spending while maintaining the research and development capabilities needed to advance the Company’s late-stage preclinical drug discovery programs. The Company expects this restructuring to be substantially completed by the end of the first quarter of 2007. The Company further expects to incur restructuring charges of approximately $1.0 million in the first quarter of 2007, primarily associated with termination benefits.

The full text of the Company’s press release announcing this restructuring plan is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Renovis, Inc. dated January 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007	RENOVIS, INC.

	By:	/s/ John C. Doyle
	Name:	John C. Doyle
	Title:	Senior Vice President, Corporate Development, and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Renovis, Inc. dated January 23, 2007

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